Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), effective as of January 1, 2023, is entered into by and among by and between Jack H. Brier (the “Executive”) and US Alliance corporation, a Kansas corporation (the “Employer”).

WHEREAS, the Employer and the Executive are parties to that certain Employment Agreement dated as of September 28, 2021 ( the “Employment Agreement”), pursuant to which the Executive serves as President, Chairman, and/or Chief Executive of each Employer, USALSC, DCL, USALSC- Montana, USAIC, and USAMC, as more specifically set forth in the Employment Agreement;

WHEREAS, the Compensation Committee of the Employer (the “Compensation Committee”) has recommended, and the Board of Directors of the Employer (the “Board”) has approved, an extension of the Employment Agreement for an additional term of one year beyond the Termination Date set forth in the Employment Agreement, in accordance with Section 5 of the Employment Agreement;

WHEREAS, Compensation Committee has further recommended, and the Board has approved, an increase in the Executive’s Base Salary;

WHEREAS, capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Employment Agreement

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:

1.     Amendment of the Employment Agreement. The Employment Agreement is hereby amended as follows:

(a)         Section 3.A. of the Employment Agreement is hereby amended to increase the Executive’s annual Base Salary to $262,500 subject to applicable withholding and authorized deductions, which shall be paid in equal installments, in accordance with the usual and customary payroll practices of the Employer.

(b)         Section 5 of the Employment Agreement is hereby amended to extend the Termination Date to September 30, 2025, subject further extension by the Board in accordance with the terms of the Employment Agreement.

2.    Effect Upon the Employment Agreement. This Amendment will form a part of the Employment Agreement for all purposes, and the Employment Agreement and this Amendment will be read together. Except as specifically amended above, the Employment Agreement shall remain in full force and effect in accordance with its terms and each of the parties hereby ratifies and re-affirms their respective agreements, covenants and obligations hereunder and thereunder.

3.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or digital copy of a signature hereto shall be fully effective as if an original.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

US Alliance Corporation

By:	/s/ William Graves
William Graves, Compensation Committee Chairman

EXECUTIVE:

/s/ Jack H. Brier
Jack H. Brier

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